UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2025
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Post Holdings, Inc. (the “Company”) held the 2025 annual meeting of its shareholders (the “2025 Annual Meeting”) entirely virtually, conducted via a live audio-only webcast on Thursday, January 30, 2025. At the 2025 Annual Meeting, of the 58,180,570 shares outstanding and entitled to vote, 55,144,886 shares were represented, constituting a 94.78% quorum. The final results for each of the matters submitted to a vote of shareholders at the 2025 Annual Meeting are set forth below. As applicable, the “Percentage of Votes Cast For” column in each table is based on the votes of shareholders entitled to vote on each matter and represented at the 2025 Annual Meeting.
Proposal 1:    All of the nominees for director were elected to serve until the Company’s annual meeting of shareholders to be held in 2026 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
William P. Stiritz	52,282,826	767,356	66,390	2,028,314	98.43%
Robert V. Vitale	52,080,576	994,062	41,934	2,028,314	98.05%
Dorothy M. Burwell	52,947,473	118,299	50,800	2,028,314	99.68%
Gregory L. Curl	47,781,922	5,282,641	52,009	2,028,314	89.96%
Thomas C. Erb	52,997,503	41,593	77,476	2,028,314	99.78%
David W. Kemper	51,234,331	1,819,247	62,994	2,028,314	96.46%
Jennifer Kuperman	53,006,206	47,923	62,443	2,028,314	99.79%
David P. Skarie	44,250,976	8,813,376	52,220	2,028,314	83.31%

Proposal 2:    The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025 was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstain	Percentage of Votes Cast For
54,582,867	523,059	38,960	98.98%
Proposal 3:    The Company’s executive compensation, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 9, 2024, was approved by the non-binding advisory votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
36,327,586	16,723,660	65,326	2,028,314	68.39%
Proposal 4:    The determination of the frequency of advisory votes on the Company’s executive compensation (every one, two or three years) received the non-binding advisory votes of the shareholders set forth in the table below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
45,457,235	4,246,028	3,367,946	45,363	2,028,314
Based on these results and other factors considered by the Company’s Board of Directors (the “Board”), the Board has determined that the Company will hold the advisory vote on executive compensation on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executives or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of shareholders of the Company.

Proposal 5:    The Post Holdings, Inc. Amended and Restated 2021 Long-Term Incentive Plan (the “A&R 2021 Plan”) was approved by the shareholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
51,891,871	1,153,403	71,298	2,028,314	97.69%
For additional disclosure regarding the Company’s A&R 2021 Plan, refer to the Company’s Form 8-K filed on November 18, 2024.
Proposal 6:    Management’s proposal to eliminate certain supermajority voting requirements in the Company’s governing documents was approved, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
49,160,609	2,633,886	1,322,077	2,028,314	92.55%
Proposal 7:    A shareholder’s proposal to eliminate all supermajority voting requirements in the Company’s governing documents was approved, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
31,445,267	21,572,204	99,101	2,028,314	59.20%
Proposal 8:    A shareholder’s proposal concerning the adoption of a director election resignation guideline was not approved, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
7,633,261	45,357,524	125,787	2,028,314	14.37%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2025	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	Executive Vice President, General Counsel & Chief Administrative Officer, Secretary

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